SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549
                           ____________________

                                 FORM 8-K


             Current Report Pursuant to Section 13 or 15(d) of
                    The Securities Exchange Act of 1934


   Date of Report (Date of earliest event reported):  December 22, 1999

                           ____________________


                              MYR GROUP, INC.
          (Exact name of registrant as specified in its charter)


              Delaware                   1-8325               36-3158643
  (State or other jurisdiction of    (Commission File       (IRS Employer
  incorporation or organization)         Number)          Identification No.)


                             1701 W. Golf Road
                          Suite 1012, Tower Three
                      Rolling Meadows, Illinois 60008
            (Address of principal executive offices) (Zip Code)

    Registrant's telephone number, including area code:  (847) 290-1891


                           ____________________

  Item 5.   Other Events.

       On December 22, 1999, MYR Group Inc. (the "Company") and GPU Inc. ("Parent") announced that they had entered into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which GPX Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Parent ("Purchaser"), will commence a cash tender offer (the "Offer"), to purchase all the issued and outstanding shares of common stock of the Company, $0.01 par value per share (the "Shares"), at a price of $30.10 per Share, net to the seller in cash, without interest thereon, subject to the terms and conditions of the Offer. The obligation of Purchaser to accept for payment or pay for Shares is subject to the satisfaction of the condition that there shall be validly tendered in accordance with the terms of the Offer prior to the expiration date of the Offer and not withdrawn a number of Shares which, together with the Shares then owned by Parent and Purchaser, represents at least a majority of the Shares outstanding on a fully diluted basis, and certain other conditions. The Merger Agreement provides that, following the consummation of the Offer, upon the satisfaction or waiver of certain conditions, Purchaser will be merged with and into the Company (the "Merger"), with the Company continuing as the surviving corporation (the "Surviving Corporation"). In the Merger, each Share outstanding immediately prior to the effective time of the Merger (other than Shares held in the treasury of the Company, Shares owned by Parent, Purchaser or any other wholly owned subsidiary of Parent, or Shares held by stockholders who properly perfect their dissenters' rights under the Delaware General Corporation Law) will be converted, by virtue of the Merger and without any action by the holder thereof, into the right to receive $30.10 per Share (or any higher price paid per Share in the Offer) (the "Offer Price"), net to the seller in cash, without interest thereon.

       As of December 21, 1999, there were approximately 6,429,135 Shares issued and outstanding. The transaction is subject to various regulatory approvals, including Hart-Scott-Rodino clearance and Public Utility Holding Company Act clearance, and to the satisfaction of certain other conditions, and also provides for the payment of a break-up fee.

       The joint press release of the Company and Parent announcing the signing of the Merger Agreement is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

  Item 7.   Financial Statements and Exhibits.

  Exhibit
  Number              Description of Exhibit

    99.1 Press Release dated December 22, 1999, of MYR Group Inc. and GPU Inc. announcing the signing of the Merger Agreement.



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

                                  SIGNATURE



       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  MYR GROUP INC.



                                  By:  /s/ Charles M. Brennan III
                                     Charles M. Brennan III
                                     Chairman and Chief Executive Officer


  Dated:    December 22, 1999



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